EXHIBIT 24

POWER OF ATTORNEY

Each of the undersigned, being a director and/or officer of Charles & Colvard, Ltd. (the “Company”), hereby nominates, constitutes and appoints Robert S. Thomas and James R. Braun, or any one of them severally, to be his true and lawful attorney-in-fact and agent and to sign in his name and on his behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-8 (the “Registration Statement”) relating to the issuance of certain shares of the common stock, no par value, of the Company (the “Common Stock”) in connection with the 1997 Omnibus Stock Plan of Charles & Colvard, Ltd. (as amended), and to file any and all amendments, including post-effective amendments, exhibits and other documents and instruments in connection therewith, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

This Power of Attorney has been signed by the following persons in the capacities indicated on October 23, 2002.

/S/ ROBERT S. THOMAS Name: Robert S. Thomas President, Chief Executive Officer and Director (Principal Executive Officer)	/S/ CHESTER L. PAULSON Name: Chester L. Paulson Director

/S/ JAMES R. BRAUN Name: James R. Braun Vice President of Finance and Chief Financial Officer (Principal Accounting Officer)	/S/ FREDERICK A. RUSS Name: Frederick A. Russ Director

Name: Walter J. O’Brien Director	/S/ GEORGE A. THORNTON Name: George A. Thornton Director

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